SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amended Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:     December 2, 2009

ATLANTIS TECHNOLOGY GROUP
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 NE 80th terrace
Miami, FL 33138
(Address of principal executive offices)

Registrant’s telephone number, including area code:     305-433-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant

Resignation of S. W. Hatfield, CPA

On October 26, 2009, the Board of Directors of Atlantis Technology Group (a Nevada corporation) (Atlantis or Company) was notified by its registered independent certified public accounting firm, engage S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) that they were resigning as the Company’s auditor, effective immediately.

S. W. Hatfield, CPA reviewed the Company’s financial statements for the quarter ended September 30, 2008.  There were no disagreements with S. W. Hatfield, CPA on any matter of accounting principle or practices, financial statement disclosure or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of S. W. Hatfield, CPA would have caused them to make reference thereto in its report on the financial statements for such periods for the quarter ended September 30, 2008 through October 26, 2009.  Further, there were no reportable events, as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC, during the years ended December 31, 2008 and 2006 and through October 26, 2009.

The review of S. W. Hatfield, CPA on the financial statements of the Company for the years ended September 30, 2008 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

The Company has provided S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) with a copy of the foregoing disclosure and requested that S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) provide the Company with a letter addressed to the U. S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item.

Item 9.01 - Financial Statements and Exhibits

Exhibit 16.1 - Letter from S. W. Hatfield, CPA dated December 2, 2009 regarding 8-K disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS TECHNOLOGY GROUP

December 2, 2009	/s/ Christopher M Dubeau
Date	Christopher M Dubeau